PS BUSINESS PARKS, INC.
                                   EXHIBIT 12:
         STATEMENT RE: COMPUTATION OF RATION OF EARNINGS TO FIXED CHARGES

                                                                                        Nine Months Ended
                                                                                          September 30,
                                                                            ----------------------------------------
                                                                                  2000                    1999
                                                                            --------------------   -----------------
      Net income......................................................       $    33,726,000         $   30,352,000
      Minority interest...............................................            18,391,000             10,769,000
      Interest expense................................................             1,246,000              2,658,000
                                                                            --------------------   -----------------
      Earnings available to cover fixed charges.......................       $    53,363,000         $   43,779,000
                                                                            ====================   =================

      Fixed charges (1)...............................................       $     2,242,000         $    3,242,000
      Preferred distributions.........................................            12,814,000              3,370,000
                                                                            --------------------   -----------------
      Combined fixed charges and preferred distributions..............       $    15,056,000         $    6,612,000
                                                                            ====================   =================
      Ratio of earnings to fixed charges..............................                  23.8                  13.50
                                                                            ====================   =================
      Ratio of earnings to combined fixed charges and preferred
       distributions..................................................                  3.54                   6.62
                                                                            ====================   =================



                                                                   Years Ended December 31,
                                       ---------------------------------------------------------------------------------
                                            1999             1998            1997             1996            1995
                                       ---------------- --------------- ---------------- --------------- ---------------
Net income..........................    $ 41,255,000     $ 29,400,000    $  3,836,000     $    519,000    $  1,192,000
Minority interest...................      16,049,000       11,208,000       8,566,000                -               -
Interest expense....................       3,153,000        2,361,000           1,000                -               -
                                       ---------------- --------------- ---------------- --------------- ---------------
Earnings  available  to  cover fixed
   charges..........................    $60,457,000      $ 42,969,000    $ 12,403,000     $    519,000   $   1,192,000
                                       ================ =============== ================ =============== ===============
Fixed charges (1)...................    $  4,142,000     $  2,629,000    $      1,000     $          -    $          -
Preferred distributions.............       7,562,000                -               -                -               -
                                       ---------------- --------------- ---------------- --------------- ---------------
Combined fixed charges and preferred
   distributions....................    $ 11,704,000     $  2,629,000    $      1,000     $          -    $          -
                                       ================ =============== ================ =============== ===============
Ratio of earnings to fixed charges..           14.60            16.34          12,403         N/A              N/A
                                       ================ =============== ================ =============== ===============
Ratio of earnings to combined fixed
   charges and preferred
   distributions....................            5.17            16.34          12,403         N/A              N/A
                                       ================ =============== ================ =============== ===============


(1) Fixed charges include interest expense plus capitalized interest.


                                   Exhibit 12